Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of Nexen Inc.:

•                  Registration Statement No.’s 033-26582, 033-34467, 033-43426, 033-66538, 033-81334, 333-05494, 333-07344, 333-09286, 333-13574, 333-118019 and 333-119276 on Form S-8;

•                  Registration Statement No.’s 333-09288, 333-10646, 333-84786, 333-142652 and 333-142670 on Form F-3; and

•                  Registration Statement No.’s 333-128510, 333-143380 and 333-159551 on Form F-10.

of our reports dated February 17, 2010, relating to the financial statements of Nexen Inc. (which report expresses an unqualified opinion on the financial statements and includes a separate report on Canada-United States of America reporting difference) and the effectiveness of Nexen Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nexen Inc. for the year ended December 31, 2009.

(signed) “Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Calgary, Canada

February 25, 2010